FOR IMMEDIATE RELEASE

CONTACTS:

Rick Filippelli, President and CEO	Donald C. Weinberger/Alisa Steinberg (media)
TeamStaff, Inc.	Wolfe Axelrod Weinberger Associates, LLC
1 Executive Drive	212-370-4500
Somerset, NJ 08873	don@wolfeaxelrod.com
866-352-5304	alisa@wolfeaxelrod.com

TeamStaff Announces Appointment of Cheryl Presuto

as Chief Financial Officer

Somerset, New Jersey – October 29, 2007 - TeamStaff, Inc. (NASDAQ: TSTF) a national provider of healthcare and administrative staffing services, today announced the promotion of Cheryl Presuto to Chief Financial Officer.

Ms. Presuto has served as the Company’s Controller since August 2004 and has been with TeamStaff since January 2002. Ms. Presuto will retain her position and title as Corporate Controller. Prior to joining TeamStaff, Ms. Presuto held various positions of increasing responsibility within the newspaper division of Gannett, Inc., including Accounting Manager and Assistant Controller, as well as various other accounting positions. Cheryl Presuto takes over the CFO position from Rick J. Filippelli who was promoted to President and Chief Executive Officer in January of this year. Mr. Filippelli had retained the CFO position since his promotion.

Commenting on Cheryl Presuto’s appointment, Mr. Filippelli stated, “We are excited to make this announcement. Cheryl has demonstrated extraordinary leadership and financial skills during her six year tenure at TeamStaff. Her background and skill set make her a valued member of our management team.”

About TeamStaff, Inc.

Headquartered in Somerset, New Jersey, TeamStaff serves clients and their employees throughout the United States as a full-service provider of medical and administrative staffing. TeamStaff is a leading provider of nursing and allied healthcare professionals and operates through three medical staffing units. TeamStaff’s RS Staffing subsidiary specializes in providing medical and office administration/technical professionals through nationwide schedule contracts with both the General Services Administration and the Department of Veterans Affairs. The TeamStaff Rx subsidiary operates throughout the US and specializes in the supply of allied medical employees and nurses, especially “travel” staff (typically 13 week assignments). TeamStaff’s Nursing Innovations unit provides travel nursing, per diem nursing, temporary-to-permanent nursing and permanent nursing placement services. For more information, visit the TeamStaff web site at www.teamstaff.com.

“Safe Harbor” Statement under the Private Securities Litigation Reform Act of 1995:

This press release contains “forward-looking statements” as defined by the Federal Securities Laws. Statements in this press release regarding TeamStaff, Inc.’s business which are not historical facts are “forward-looking statements” that involve risks and uncertainties. TeamStaff’s actual results could differ materially from those described in such forward-looking statements as a result of certain risk factors and uncertainties, including but not limited to: our ability to recruit and retain qualified temporary and permanent healthcare professionals and administrative staff upon acceptable terms; our ability to enter into contracts with hospitals, healthcare facility clients, affiliated healthcare networks, physician practice groups, government agencies and other customers on terms acceptable to us and to secure orders related to those contracts; changes in the timing of customer orders for placement of temporary and permanent healthcare professionals and administrative staff; the overall level of demand for our services; our ability to successfully implement our strategic growth, acquisition and integration strategies; the effect of existing or future government legislation and regulation; the loss of key officers and management personnel that could adversely affect our ability to remain competitive; other regulatory and tax developments; and the effect of other important factors disclosed previously and from time-to-time in TeamStaff’s filings with the U.S. Securities and Exchange Commission. For a discussion of such risks and uncertainties which could cause actual results to differ from those contained in the forward-looking statements, see “Risk Factors” in the Company’s Annual Report on Form 10-K for the fiscal year ended September 30, 2006. The information in this release should be considered accurate only as of the date of the release. TeamStaff undertakes no obligation to update any forward-looking statement or statements contained in this press release to reflect events or circumstances that occur after the date on which the statement is made or to reflect the occurrence of unanticipated events.